Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") refers to that certain Credit Agreement dated as of March 3, 2000, as amended and restated by that certain Amended and Restated Credit Agreement dated as of May 1, 2001, as modified and supplemented by that certain Waiver dated November 14, 2001, and that certain Waiver dated February 27, 2002 collectively (the "Credit Agreement"), by and between VESTA INSURANCE GROUP, INC., a Delaware corporation ("Vesta"), J. GORDON GAINES, INC., a Delaware corporation ("Gaines") (Vesta and Gaines may be referred to herein singularly as the "Borrower" or collectively as the "Borrowers"), and FIRST COMMERCIAL BANK, an Alabama banking corporation (the "Lender"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

     1.   Amendments and Waivers.

     Upon your acceptance hereof in the space provided for that purpose below and upon satisfaction of the conditions precedent contained in Section 2 hereof, the Credit Agreement shall be and hereby is amended as follows:

     1.1   Section 1.1 is amended to amend and add the following definitions:

     "Consolidated Debt to Capital Ratio" shall mean a percentage in which the numerator is the Debt of Vesta and its Subsidiaries and the denominator of which is the sum of the total capital of Vesta and its Subsidiaries plus the Debt of Vesta and its Subsidiaries; provided, however, for purposes of "Consolidated Debt to Capital Ratio", Debt shall not include indebtedness of American Founders Life Insurance Company to the Federal Home Loan Bank.

      "Debt" shall mean without duplication (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than ninety (90) days incurred in the ordinary course of such Person's business and other than compensation expenses), (c) all principal payment Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all principal payment Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to the purchase price of property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all principal payment Obligations of such Person as lessee under capitalized leases, (f) all principal payment Obligations of such Person in respect of reimbursement for acceptance, letter of credit or similar facilities, (g) all principal payment Obligations of such Person to purchase redeem, retire, defease or otherwise make any principal payment in respect of any redeemable equity interests in such Person, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all principal payment Obligations of such Person in respect of hedge agreements, valued at the agreement value thereof, (i) all contingent Obligations of such Person in respect of any indebtedness described in the other clauses of this definition of any other Person, and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations; provided, however, that the amount of "Debt" under clauses (i) and (j) shall be the lesser of (A) the amount of such indebtedness or other payment obligations of such other Person and (B) in the case of clause (i), the actual Obligation of such Person and, in the case of clause (j), the fair market value of the property subject to such Lien (as may be determined by the Borrower in good faith).

     "EBIT" shall mean, for any fiscal quarter, the sum determined on a consolidated basis, of (a) net income (or net loss), plus (b) interest expense, plus (c) income tax expense determined in accordance with GAAP.

     "Interest Coverage Ratio" shall mean for Vesta and its Subsidiaries, on a consolidated basis, the ratio of (a) EBIT to (b) net cash interest payable on all Debt.

     1.2   Article VI, FINANCIAL COVENANTS, is hereby deleted in its entirety and the following is substituted therefor:

     FINANCIAL COVENANTS

     The Borrower covenants and agrees that, until the termination of the commitment and the payment in full of all principal and interest with respect to the Loans together with all other amounts then due and owing hereunder:

     6.1   Consolidated Net Income. Vesta will not permit cumulative Consolidated Net Income (excluding realized gains and losses) to be less than the following amounts for the cumulative period corresponding thereto, with dollars expressed in millions (calculated cumulatively for the period commencing on January 1, 2002, and ending March 31, 2003):

                 Fiscal     First     Second     Third   Fourth
                   Year      Quarter   Quarter   Quarter  Quarter
                 -------------------------------------------------
                   2002       N/A        N/A        N/A     $13
                   2003      $14.5       N/A        N/A     N/A

     6.2   Consolidated Debt to Capital Ratio. Beginning with the quarter ending June 31, 2002, Vesta and its Subsidiaries shall achieve and within thirty (30) days of the end of each quarter provide evidence to Lender of the achievement of a Consolidated Debt to Capital Ratio of not more than forty-five percent (45%).

     6.3   Credit Rating. Vesta will at all times maintain a credit rating of "B" or higher, as measured by A. M. Best & Company.

     6.4   Minimum GAAP Net Worth. Vesta will not permit its consolidated net worth, as calculated in accordance with GAAP, to be less than $225 million.

     6.5   Interest Coverage Ratio. Beginning with the calendar year ending December 31, 2002, Vesta shall achieve and within forty-five (45) days of the end of each year provide evidence to the Lender of the achievement of an Interest Coverage Ratio of not less than 1.5 to 1.0.

     6.6   Risk-Based Capital. Vesta will not permit "total adjusted capital" (within the meaning of the Risk-Based Capital for Insurers Model Act as promulgated by the NAIC as of the date hereof (the "Model Act")) of VFIC at any time from and after the Effective Date to be less than 150% of the applicable "Authorized Control Level" (within the meaning of the Model Act) for VFIC at such time.

     2.   Conditions precedent.

     The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

     2.1   The Borrowers and the Lender shall have executed and delivered this Amendment.

     2.2   The Lender shall have received copies (executed or certified, as may be appropriate) of resolutions of the Borrowers' boards of directors and all other legal documents or proceedings taken in connection with the execution and delivery of this Amendment to the extent the Lender or its counsel may reasonably request.

     2.3   Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Lender and its counsel; and the Lender shall have received a favorable written opinion of counsel for the Borrowers in form and substance satisfactory to the Lender and its counsel.

     3.   Representations.

     In order to induce the Lender to execute and deliver this Amendment, the Borrowers hereby represent to the Lender that as of the date hereof, the representations and warranties set forth in Article IV of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 4.11 shall be deemed to refer to the most recent financial statements of the Borrowers delivered to the Lender) and (assuming the effectiveness of this Amendment) the Borrowers are in full compliance with all of the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

     4.   Miscellaneous.

     4.1   The Borrowers hereby acknowledge and agree that, notwithstanding the execution and delivery of this Amendment, the security interest in the Collateral granted to the Lender under the Credit Agreement remains in full force and effect and the rights and remedies of the Lender thereunder, the obligations of the Borrowers thereunder and the liens and security interests created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interest created and provided for by the Credit Agreement as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

     4.2   Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its terms, as amended. Reference to this specific Amendment need not be made in the Credit Agreement, the Note, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

     4.3   Borrowers agree to pay on demand all costs and expenses of or incurred by the Lender in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Lender.

     4.4   This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may executed this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the laws of the State of Alabama, without regard to the conflicts of law provisions thereof.

     Dated as of the 30 day of March, 2002.

                                   VESTA INSURANCE GROUP, INC.

                                   By:   /s/   W. Perry Cronin
                                       ___________________________

                                   Its:       CFO
                                      _____________________________

                                   J. GORDON GAINES, INC

                                   By:   /s/   John McCullough
                                       ___________________________

                                   Its:       SVP
                                      _____________________________

     Accepted and agreed to in Birmingham, Alabama, as of the day and date last above written.

                                   FIRST COMMERCIAL BANK

                                   By:   /s/   James Brunstad
                                       ___________________________

                                   Its:       SVP
                                      _____________________________